UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	January 21, 2019

ESCALADE, INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

0-6966	13-2739290
(Commission File Number)	(IRS Employer Identification No.)

817 Maxwell Ave, Evansville, Indiana	47711
(Address of Principal Executive Offices)	(Zip Code)

(812) 467-1251

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Explanatory Note

The purpose of this Amendment is to refile Exhibit 10.1 solely in order to correct several errors in the grid within the definition of “Applicable Rate.” In all other respects, the Company’s Form 8-K filed with the Commission on January 25, 2019 is unchanged.

Item 1.01 – Entry into a Material Definitive Agreement

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As of January 21, 2019, Escalade, Incorporated (“Escalade”) and each of its domestic subsidiaries (collectively with Escalade, the “Company”) entered into an Amended and Restated Credit Agreement (“Restated Credit Agreement”) with its issuing bank, JPMorgan Chase Bank, N.A. (“Chase”), and the other lenders identified in the Restated Credit Agreement (collectively, the “Lender”). The Restated Credit Agreement amends and restates the existing credit facilities in existence between Escalade, its wholly-owned subsidiary, Indian Industries, Inc. d/b/a Escalade Sports (“Indian”), and the Lender that have been in place since April 30, 2009. This Form 8-K describes the primary changes made in the new Restated Credit Agreement

Under the terms of the Restated Credit Agreement, the Lender has made available to Escalade and Indian a senior revolving credit facility with increased maximum availability of $50,000,000 (the “Revolving Facility”), up from $35,000,000. The maturity date of the revolving credit facility was extended to January 31, 2022. The Company may prepay the Revolving Facility, in whole or in part, and reborrow prior to the revolving loan maturity date. The Restated Credit Agreement further eliminated the $7,500,000 term loan facility that had been repaid in full in the second quarter of 2018, which the Company believes is no longer needed as the Revolving Facility will be sufficient to meet the Company’s needs.

In addition to the increased borrowing amount and extended maturity date, other significant changes reflected in the Restated Credit Agreement include: more favorable interest rate provisions; increases in borrowing base availability; releases of existing mortgages on the Company’s real property; increasing to $25,000,000 the total consideration that the Company may use for acquisitions without obtaining the Lender’s consent, as long as no event of default exists; and adding the Company’s new subsidiaries, Lifeline Products, LLC, Victory Tailgate, LLC, and Victory Made, LLC, as loan parties to the Restated Credit Agreement. Article X of the Credit Agreement provides for a guarantee of the amounts borrowed under the Revolving Facility by Escalade and/or Indian by all of Escalade’s other directly and indirectly owned domestic subsidiaries. Article X supersedes and replaces the Unlimited Continuing Guaranty agreements that previously had been entered into by those subsidiaries.

Escalade’s indebtedness under the Restated Credit Agreement continues to be collateralized by liens on all of the present and future equity of each of Escalade’s domestic subsidiaries and substantially all of the assets of the Company (excluding real estate). Each direct and indirect domestic subsidiary of Escalade and Indian has secured its guaranty of indebtedness incurred under the Revolving Facility with a first priority security interest and lien on all of such subsidiary’s assets. Escalade, Indian and all of the domestic subsidiaries have entered into a new Pledge and Security Agreement dated January 21, 2019 in favor of the Lender to continue the existing liens, and in the case of the new subsidiaries to create new liens, previously existing under the original pledge and security agreements entered into on April 30, 2009, as amended, and thereafter for subsidiaries created or acquired after that date. The obligations, guarantees, liens and other interests granted by Escalade, Indian, and their domestic subsidiaries continues in full force and effect.

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Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit	Description
10.1	Amended and Restated Credit Agreement dated as of January 21, 2019 among Escalade, Incorporated, Indian Industries, Inc., each of their domestic subsidiaries, and JPMorgan Chase Bank, N.A., as Administrative Agent (without exhibits and schedules, which Escalade has determined are not material).
10.2	Pledge and Security Agreement dated as of January 21, 2019 among Escalade, Incorporated, Indian Industries, Inc., each of their domestic subsidiaries, and JPMorgan Chase Bank, N.A., as Administrative Agent (without exhibits and schedules, which Escalade has determined are not material).[1]

1 Previously filed on January 25, 2019 with the initial Form 8-K to which this Amendment relates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Escalade, Incorporated has duly caused this report to be signed on its behalf in Evansville, Indiana by the undersigned hereunto duly authorized.

Date: February 1, 2019	ESCALADE, INCORPORATED

By:	/s/ Stephen R. Wawrin

Vice President Finance, Chief Financial Officer and Secretary

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